Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of Tops Holding Corporation (the “Company”) for the 16-week period ended April 23, 2011 (the “Report”) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
I, Frank Curci, President, Chief Executive Officer and Director of the Company, certify, to the best of my knowledge, that on the date hereof:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank Curci Frank Curci
President, Chief Executive Officer and Director
June 6, 2011